Exhibit 99.1

Scientific Games Provides Update on Illinois

Video Gaming Central Control System Contract

NEW YORK, September 13, 2010 — Scientific Games Corporation (Nasdaq: SGMS) previously announced on August 12, 2010 that its wholly-owned subsidiary Scientific Games International, Inc., had been awarded the contract for the design, implementation and administration of the Video Gaming Central Control System by the Illinois Gaming Board (“IGB”).

Following a protest by an unsuccessful bidder for the contract, the IGB informed Scientific Games that in evaluating the price portion of the contract proposals, it made miscalculations, due, in part, to the fact that the bid instructions resulted in both the IGB and applicants making assumptions that were not uniform.  Based upon these factors, the IGB has terminated Scientific Games’ contract and committed to promptly rebid the contract.

“We are disappointed by the decision of the Illinois Gaming Board; however we are confident going into the expedited rebid process,” commented Michael Chambrello, President and CEO of Scientific Games.  “We continue to believe that we offer the highest quality, service and value to the State. Furthermore, as we were in the initial stages of the implementation process, we are best positioned to promptly implement this important initiative and begin generating funds for the crucial capital construction that this program is to fund.”

About Scientific Games

Scientific Games Corporation is a leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of server based gaming machines and systems, Amusement and Skill with Prize betting terminals, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands. Scientific Games’ customers are in the United States and approximately 50 other countries.

Company Contact:

Cindi Buckwalter, Investor Relations

212-754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may”,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; inability to complete the proposed sale of the racing and venue management businesses; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.